CERTIFICATION

The undersigned certifies that he is an Assistant Secretary of ASHLAND INC. ("ASHLAND"), a Kentucky corporation, and that, as such, he is authorized to execute this Certificate on behalf of ASHLAND and further certifies that attached are true and correct copies of excerpts from the minutes of a meeting of the Board of Directors of ASHLAND duly called, convened, and held on November 7, 1996 at which a quorum was present and acting throughout.

IN WITNESS WHEREOF, I have signed and sealed this Certification this 14th day of August, 1997.



                                          /s/ T. Cody Wales
                                       ----------------------------
                                         T. Cody Wales
                                         Assistant Secretary

                         1997 STOCK INCENTIVE PLAN

RESOLVED, that the "Ashland Inc. 1997 Stock Incentive Plan", substantially in the form attached here to as Exhibit B (the "Plan"), be and the same hereby is, approved and adopted, subject, however, to its approval by the shareholders of the Corporation at the next Annual Meeting of said shareholders to be held on January 30, 1997 or such other date fixed for the next meeting of shareholders, or any adjournment or postponement thereof;

FURTHER RESOLVED, there is hereby reserved for issuance upon the exercise of options and stock appreciation rights, upon awards of Restricted Stock, Merit Awards and Performance Shares (each as defined in the Plan) and for stock bonuses on deferred awards of Restricted Stock and Performance Shares to be granted from time to time under the Plan an additional 3,212,000 shares of fully paid and nonassessable $1.00 par value Common Stock of the Corporation;

FURTHER RESOLVED, that the Proxy Statement to be sent to all shareholders with respect to said Annual Meeting to be held January 30, 1997 or such other date fixed for the next meeting of shareholders, or any adjournment or postponement thereof, set forth the Plan in detail and that the form of Proxy transmitted therewith make adequate provision for a vote for, against or to abstain from the approval of such Plan. Such Proxy Statement shall also recommend and urge the granting of a proxy to vote for the approval of the Plan;

FURTHER RESOLVED, that Thomas E. Bolger, Frank C. Carlucci, Jane C. Pfeiffer, Michael D. Rose, and W. L. Rouse, Jr., the members of the
Personnel  and  Compensation  Committee,  and  successor  members  of  such
Committee be, and they hereby are, appointed as a Committee (the "Committee") to administer the Plan in accordance with its terms and provisions;

FURTHER RESOLVED, that the Chairman of the Board, the President, any Senior Vice President, Administrative Vice President, Vice President or the Secretary of the Corporation (the "Authorized Officers") be, and each of them hereby is, authorized to cause the Corporation to make application to the New York Stock Exchange, Inc. and the Chicago Stock Exchange Incorporated for the listing on such Exchanges, upon official notice of issuance, of the additional 3,212,000 shares of Common Stock to be issued pursuant to the foregoing resolutions; and that the Authorized Officers of the Corporation be, and each of them hereby is, authorized in connection with such listing application to execute in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to file or deliver all such applications, statements, certificates, agreements, and other documents as in their judgment shall be necessary, proper or advisable to accomplish such listings;

FURTHER RESOLVED, that any of the Authorized Officers be, and each of them hereby is, authorized to execute and file with the Securities and Exchange Commission a Registration Statement or Registration Statements on Form S-8 or any other appropriate form with respect to shares of the Common Stock to be issued pursuant to the foregoing resolutions and cause to be delivered from time to time to participants in the Plan information required in the related Prospectus;

FURTHER RESOLVED, that any of the Authorized Officers of the Corporation be, and each of them hereby is, authorized in the name and on behalf of the Corporation to take any and all action which they may deem necessary or advisable in order to effect the registration or qualification (or exemption therefrom) of the Common Stock of the Corporation issuable pursuant to the preceding resolutions for issue, offer, sale or trade under the Securities or Blue Sky Laws of any of the States of the United States of America, and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published all such applications, reports, consents to service of process, appointments of attorneys to receive service of process, issuer's covenants, resolutions, and other papers and documents as may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration or qualification for as long as they deem to be in the best interests of the Corporation; and

FURTHER RESOLVED, that the Authorized Officers of the Corporation and its counsel be, and they hereby are, authorized to take all such further action and to execute and deliver all such further instruments and documents, including without limitation, powers of attorney, in the name and on behalf of the Corporation and under its corporate seal or otherwise, and to pay all such expenses as in their judgment shall be necessary, proper or advisable in order fully to carry out the intent and to accomplish the purpose of the foregoing resolutions and each of them; and the Board of Directors hereby adopts the form of all resolutions required to be delivered or filed in connection with carrying out the intent of and accomplishing the purposes of the foregoing resolutions if (i) in the judgment of the Authorized Officers of the Corporation so acting, the adoption of such resolutions is necessary or advisable and (ii) the Secretary or an Assistant Secretary of the Corporation evidences such adoption by filing with the minutes of this meeting copies of such resolutions, which shall thereupon be deemed to be adopted by this Board of Directors and incorporated in the minutes as a part of these resolutions with the same force and effect as if presented specifically to this meeting.